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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
Form BCA-10.30                ARTICLES OF AMENDMENT

(Rev. Jan. 1999)                                             File #
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Jesse White
Secretary of State                                        SUBMIT IN DUPLICATE
Department of
Business Services                                     --------------------------
Springfield, IL 62756
Telephone (217) 782-1832                               THIS SPACE FOR USE BY
---------------------------                            SECRETARY OF STATE
Remit payment in check
or money order, payable                                Date
to "Secretary of State."
                                                       Franchise Tax   $
The filing fee for                                     Filing Fee*     $25.00
restated articles of                                   Penalty         $
amendment - $100.00
                                                       Approved
http://www.sos.state.il.us
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1.   CORPORATE NAME: Main Street Trust, Inc.
                  --------------------------------------------------------------
                                                                        (Note 1)

2.   MANNER OF ADOPTION OF AMENDMENT:

     The following amendment of the Articles of Incorporation was adopted on
     March 21     , 2000 in the manner indicated below. ("X" one box only)
     ------------- ------
     (Month & Day) (Year)

     / / By a majority of the incorporators; provided no directors were named in the articles of incorporation and no directors have been elected;
                                                                     (Note 2)

     / / By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;
                                                                     (Note 2)

     / / By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;
                                                                     (Note 3)

     / / By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;
                                                                     (Note 4)

     / / By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with
          Section 7.10;
                                                                (Notes 4 & 5)

     /X/ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.
                                                                     (Note 5)

3.   TEXT OF AMENDMENT:

     a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

          Article I: The name of the corporation is:


--------------------------------------------------------------------------------
                                   (NEW NAME)

                 All changes other than name, include on page 2
                                     (over)
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                               TEXT OF AMENDMENT

b. (IF AMENDMENT AFFECTS THE CORPORATE PURPOSE, THE AMENDED PURPOSE IS REQUIRED TO BE SET FORTH IN ITS ENTIRETY. IF THERE IS NOT SUFFICIENT SPACE TO DO SO, ADD ONE OR MORE SHEETS OF THIS SIZE.)

                                 See Exhibit A


                                       2
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4.   The manner, if not set forth in Article 3b in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows:
     (IF NOT APPLICABLE, INSERT "NO CHANGE")

     No Change

5. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (IF NOT APPLICABLE, INSERT "NO CHANGE")

     No Change

(b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (IF NOT APPLICABLE, INSERT "NO CHANGE")

     No Change

                                         Before Amendment      After Amendment
                                         ----------------      ---------------
                       Paid-in Capital   $                     $
                                          -----------           -----------

   (COMPLETE EITHER ITEM 6 OR 7 BELOW. ALL SIGNATURES MUST BE IN BLACK INK.)
                                                                 ---------

6. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated    March 21       , 2000                 Main Street Trust, Inc.
     -------------   ------------  ---------------------------------------------
    (MONTH & DAY)      (YEAR)  (EXACT NAME OF CORPORATION AT DATE OF EXECUTION)

attested by /s/ Teresa M. Marsh        by /s/ Van A. Dukeman
            ---------------------         --------------------
           (SIGNATURE OF SECRETARY        (SIGNATURE OF PRESIDENT OR VICE
            OR ASSISTANT SECRETARY        PRESIDENT)
            Teresa M. March, Secretary    Van A. Dukeman, President
            ---------------------------   -----------------------------
     (TYPE OR PRINT NAME AND TITLE)       (TYPE OR PRINT NAME AND TITLE)

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

                                       OR

     If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

     The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated
     -----------------------------, --------
             (MONTH & DAY)            (YEAR)

-------------------------------------     -------------------------------------

-------------------------------------     -------------------------------------

-------------------------------------     -------------------------------------

-------------------------------------     -------------------------------------


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                             NOTES and INSTRUCTIONS

NOTE 1: State the true exact corporate name as it appears on the records of the office of the Secretary of State, BEFORE any amendments herein reported.

NOTE 2: Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before any directors have been named or elected.
                                                                (Section 10.10)

NOTE 3: Directors may adopt amendments without shareholder approval in only seven instances, as follows:

        (a) to remove the names and addresses of directors named in the articles of incorporation;

        (b) to remove the name and address of the initial registered agent and registered office, provided a statement pursuant to Section 5.10 is also filed;

        (c) to increase, decrease, create or eliminate the par value of the shares of any class, so long as no class or series of shares is adversely affected.

        (d) to split the issued whole shares and unissued authorized shares by multiplying them by a whole number, so long as no class or series is adversely affected thereby;

        (e) to change the corporate name by substituting the word "corporation", "incorporated", "company", "limited", or the abbreviation "corp.", "inc.", "co.", or "ltd." for a similar word or abbreviation in the name, or by adding a geographical attribution to the name;

        (f) to reduce the authorized shares of any class pursuant to a cancellation statement filed in accordance with Section 9.05,

        (g) to restate the articles of incorporation as currently amended.
                                                           (Section 10.15)

NOTE 4: All amendments not adopted under Section 10.10 or Section 10.15 require (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment.

        Shareholder approval may be (1) by vote at a shareholders' meeting (EITHER ANNUAL OR SPECIAL) or (2) by consent in writing, without a meeting.

        To be adopted, the amendment must receive the affirmative vote or consent of the holders of at least 2/3 of the outstanding shares entitled to vote on the amendment (BUT IF CLASS VOTING APPLIES, THEN ALSO AT LEAST A 2/3 VOTE WITHIN EACH CLASS IS REQUIRED).

        The articles of incorporation may supersede the 2/3 vote requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a majority within each class when class voting applies.
                                                                (Section 10.20)

NOTE 5: When shareholder approval is by consent, all shareholders must be given notice of the proposed amendment at least 5 days before the consent is signed. If the amendment is adopted, shareholders who have not signed the consent must be promptly notified of the passage of the amendment.
                                                          (Section 7.10 & 10.20)

                                   EXHIBIT A

                         ATTACHMENT TO THE ARTICLES OF
                          AMENDMENT AND RESTATEMENT OF
                          ARTICLES OF INCORPORATION OF
                            MAIN STREET TRUST, INC.
                        ORIGINALLY FILED AUGUST 12, 1999

                           ARTICLE 1 - RESTATED
                                      NAME

             The name of the Corporation is Main Street Trust, Inc.

                              ARTICLE 2 - RESTATED
                          REGISTERED OFFICE AND AGENT

   The name and address of the Corporation's registered agent and office is:

                   REGISTERED AGENT       REGISTERED OFFICE
                   ----------------       -----------------

                   Dennis R. Wendte       333 West Wacker Drive
                                          Suite 2700
                                          Chicago, Illinois 60606

                              ARTICLE 3 - RESTATED
                                    PURPOSE

         The transaction of any or all lawful purposes for which corporations may be incorporated under the Illinois Business Corporation Act of 1983, as amended.

                        ARTICLE 4 - AMENDED AND RESTATED
                                AUTHORIZED STOCK

         PARAGRAPH 1. The total number of shares of all classes of capital stock which the Corporation has the authority to issue is 17,000,000 shares, which are divided into two classes as follows:

                  (a) 2,000,000 shares of Preferred Stock without par value (the
             "Preferred Stock"); and

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                  (b) 15,000,000 shares of Common Stock with a par value of
             50.01 per share (the "Common Stock").

         PARAGRAPH 2. The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

                  SECTION 1. PREFERRED STOCK. The board of directors is authorized, at any time and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series with such designations, preferences, voting powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Stock adopted by the board of directors, and as are not stated and expressed in these articles of incorporation or any amendment thereto, including, but not limited to, determination of any of the following:

                  (a) the distinctive serial designation and the number of shares constituting a series;

                  (b) the dividend rate or rates, whether dividends are cumulative (and if so on what terms and conditions), the payment date or dates for dividends and the participating or other special rights, if any, with respect to dividends;

                  (c) the voting rights, full or limited, if any, of the shares of the series, which could include the right to elect a specified number of directors in any case if dividends on the series are not paid for in a specified period of time;

                  (d) whether the shares of the series are redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares may be redeemed, which prices, terms and conditions may vary under different conditions and at different redemption dates;

                  (e) the amount or amounts, if any, payable upon the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation prior to any payment or distribution of the assets of the Corporation to any class or classes of stock of the Corporation ranking junior to the series;

                  (f) whether the shares of the series are entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of the series and the amount of the fund and the manner of its application, including the price or prices at which the shares of the series may be redeemed or purchased through the application of the fund;

                  (g) whether the shares are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices, or the rates of exchange, and the adjustments thereof, if any, at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

                  (h) any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of a series, as the board of directors may deem advisable and as are not inconsistent with the provisions of these articles of incorporation.

                  SECTION 2. COMMON STOCK.

                           A. DIVIDENDS. Subject to the preferential rights of
the Preferred Stock, the holders of the Common Stock are entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the board of directors.

                           B. LIQUIDATION. In the event of the voluntary or
involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The board of directors may distribute in kind to the holders of Common Stock such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or other entity and receive payment therefor in cash, stock or obligations of such other corporation, trust or other entity, or any combination hereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. Neither the merger or consolidation of the Corporation into or with any other corporation or corporations, nor the purchase or redemption of shares of stock of the Corporation of any class, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reorganization or recapitalization of the Corporation, shall be deemed to be a dissolution, liquidation or winding up of the Corporation for the purposes of this paragraph.

                           C. VOTING RIGHTS. Except as may be otherwise required
by law or in these articles of incorporation or any amendment thereto, each holder of Common Stock has one vote in respect of each share of stock held by the holder of record on the books of the Corporation on all matters voted upon by the stockholders. No shareholder shall have cumulative voting rights for the election of directors.

         PARAGRAPH 3. OTHER PROVISIONS.

                  SECTION 1. NO PREEMPTIVE RIGHTS. No stockholder shall have any preemptive right to subscribe to an additional issue of stock, whether now or hereafter authorized, of any class or series or to any securities of the Corporation convertible into such stock.

                  SECTION 2. UNCLAIMED DIVIDENDS. Any and all right, title, interest and claim in or to any dividends declared by the Corporation, whether in cash, stock, or otherwise, which are unclaimed by the stockholder entitled thereto for a period of five years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the Corporation, its transfer agents or other agents or depositaries shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any persons whatsoever.

                              ARTICLE 5 - RESTATED
                         ISSUED AND OUTSTANDING SHARES

         The number of shares of each class issued and outstanding on the date of filing these Articles of Amendment and Restatement of the Articles of Incorporation of the Corporation are:

                  Par Value per         Number of Shares        Number of Shares
     Class            Share                Authorized               Issued               Paid-in Capital
     -----            -----                ----------               ------               ---------------
Common                $0.01                   1,000                 1,000                      $100.00
Preferred             No par                      0                     0                         0.00
                                                                                         Total $100.00

                              ARTICLE 6 - RESTATED
                                     BYLAWS

         The bylaws may be amended, altered or repealed by the board of directors in the manner provided in the bylaws.

                              ARTICLE 7 - RESTATED
                                WRITTEN BALLOTS

         Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

                              ARTICLE 8 - RESTATED
                                   AMENDMENTS

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in these articles of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

                              ARTICLE 9 - RESTATED
                                INDEMNIFICATION

         Each person who is or was a director or officer of the Corporation and each person who serves or served at the request of the Corporation as a director, officer or partner of another enterprise shall be indemnified by the Corporation in accordance with, and to the fullest extent authorized by, the Illinois Business Corporation Act of 1983, as the same now exists or may be hereafter amended. No amendment to or repeal of this Article shall apply to or have any effect on the rights of any individual referred to in this Article for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

                             ARTICLE 10 - RESTATED
                        PERSONAL LIABILITY OF DIRECTORS

         To the fullest extent permitted by the Illinois Business Corporation Act of 1983, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty of a director.

                       ARTICLE 11 - AMENDED AND RESTATED
                               BOARD OF DIRECTORS

         The number of directors constituting the entire board of directors shall not be less than twelve (12) nor more than seventeen (17) as fixed from time to time by resolution of a majority of the number of directors which immediately prior to such proposed change had been fixed, in the manner prescribed herein, by the board of directors of the Corporation, provided, however, that the number of directors shall not be reduced as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire board of directors shall be two (2) until otherwise fixed as described immediately above.

         The directors of the Corporation shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as the then total number of directors constituting the entire board of directors permits with the term of office of one class expiring each year. Directors of Class I shall hold office for an initial term expiring at the 2000 annual meeting, directors of Class II shall hold office for an initial term expiring at the 2001 annual meeting and directors of Class III shall hold office for an initial term expiring at the 2002 annual meeting. At each annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the board of directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the board of directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible. There shall be no cumulative voting in the election of directors.

         Notwithstanding any other provisions of these articles of incorporation or the bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these articles of incorporation or the bylaws of the Corporation), any director or the entire board of directors of the Corporation may be removed at any time, but only for cause and by shareholder action at an annual meeting of shareholders or at a meeting of the shareholders called for that purpose. Cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or willful misconduct in the performance of such director's duty to the Corporation and such adjudication is no longer subject to direct appeal.

                       ARTICLE 12 - AMENDED AND RETSTATED
                         ADDITIONAL VOTING REQUIREMENTS

         PARAGRAPH 1. VOTING REQUIREMENTS. Notwithstanding any other provision of these articles of incorporation:

              (a) any merger or consolidation of the Corporation into any other corporation;

              (b) any sale, lease, exchange or other disposition by the Corporation of assets constituting all or substantially all of the assets of the Corporation and its Subsidiaries taken as a whole to or with any other corporation, person or other entity in a single transaction or a series of related transactions;

              (c) the voluntary dissolution of the Corporation; and

              (d) the amendment, alteration, change or repeal of these articles of incorporation;

shall require the affirmative vote of the holders of shares having at least a majority of the voting power of all outstanding stock of the Corporation entitled to vote thereon. Such affirmative vote shall be required notwithstanding the fact that a greater vote may be specified by law in the absence of this provision, or otherwise in these articles of incorporation or by the bylaws of the Corporation.

         PARAGRAPH 2. DEFINITIONS. For purposes of this Article, the term "Subsidiary" means any entity in which the Corporation beneficially owns, directly or indirectly, more than 80% of the outstanding voting stock. The phrase "voting security" as used in paragraph A of this Article shall mean any security which is (or upon the happening of any event, would be) entitled to vote for the election of directors, and any security convertible, with or without consideration into such security or carrying any warrant or right to subscribe to or purchase such a security.